Consent of Independent Registered Public Accounting Firm

The Boards of Directors/Trustees and Shareholders

Legg Mason Partners Income Funds

(formerly Smith Barney Income Funds)

and

Salomon Brothers Series Funds Inc

and

Legg Mason Partners Core Plus Bond Fund, Inc.

(formerly Smith Barney Core Plus Bond Fund Inc.)

We consent to the use of our reports for each of the funds listed below, incorporated herein by reference as of each of the respective dates listed below, and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

Registrant (and Fund) Name and Fiscal Year End	Report Date

Legg Mason Partners Income Funds
(Legg Mason Partners Diversified Strategic Income Fund, formerly
Smith Barney Diversified Strategic Income Fund)
(July 31, 2005)	September 23, 2005

Salomon Brothers Series Fund Inc
(Salomon Brothers Strategic Bond Fund)
(December 31, 2005)	February 22, 2006

Legg Mason Partners Core Plus Bond Fund, Inc.
(July 31, 2005)	September 23, 2005

KPMG LLP

New York, New York

July 19, 2006